Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

BANK OF AMERICA MERRILL LYNCH CONSUMER CONFERENCE

Calabasas Hills, CA — March 4, 2010 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it will present at the Bank of America Merrill Lynch Consumer Conference in New York City on March 11, 2010 at 8:50 a.m. Eastern Time.  David Overton, Chairman and CEO, and W. Douglas Benn, Executive Vice President and CFO, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page.  An archive of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 161 full-service, casual dining restaurants throughout the U.S., including 147 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100